UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Silver Ridge Power LLC Acquisition Agreement

On June 16, 2014, Sun Edison, Inc., a Delaware corporation (“SunEdison”), and Silver Ridge Power Holdings, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of SunEdison (“SunEdison SRP Owner”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with The AES Corporation, a Delaware corporation (“AES”), and AES US Solar, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of AES (“AES Solar”).  Pursuant to the Acquisition Agreement, SunEdison SRP Owner will purchase from AES Solar 50% of the outstanding limited liability company interests of Silver Ridge Power, LLC, a Delaware limited liability company (“SRP”). The remaining 50% of the outstanding limited liability company interests of SRP will continue to be held by R/C Solar Investment Partnership, L.P., a Delaware limited partnership (“Riverstone”).

Through its ownership in the SRP joint venture, SunEdison will own a 50% interest in (i) 336 MW of solar power plant operating projects and (ii) a 40% interest in the Tenaska Imperial Solar Energy Center West 183 MW (megawatt) solar power facility to be completed in 2016. SRP’s assets include:

•
the Mt. Signal solar project located in California (“Mt. Signal”), an operating 266 MW solar power generating facility which has a power purchase agreement (PPA) with a high-credit utility off-taker under a long-term contract, and which has a FERC-approved rate schedule to make sales of energy, capacity and ancillary services at market-based rates; and

•
a 40% interest in the Tenaska Imperial Solar Energy Center West solar project, also located in California (“Tenaska Imperial Solar Energy Center West”), a 183 MW solar power facility, which is expected to be completed in 2016, and has an executed PPA in place with a high-credit utility off-taker.

Pursuant to the Acquisition Agreement, certain projects owned by SRP have been excluded from the acquisition transaction and may be transferred to one or more separate joint venture entities owned by AES Solar and Riverstone.

In exchange for AES Solar’s 50% interest in SRP, SunEdison SRP Owner will pay to AES Solar an amount in cash equal to $165,000,000, adjusted as set forth in the Acquisition Agreement to reflect a 50% share of the unrestricted and available cash of SRP, corporate debt of SRP, the proceeds of certain cash grants and tax equity capital contributions, and other items as of the closing date. The closing under the Acquisition Agreement is expected to occur in late June 2014, subject to customary closing conditions and receipt of regulatory approvals as described below. In addition, during a period from closing until the later of the one year anniversary of closing and August 31, 2015, SunEdison SRP Owner will have a right, but not an obligation, to acquire AES Solar’s 50% interest in a portfolio of projects located in Italy currently owned by SRP for a purchase price of $42,000,000, subject to certain specified adjustments.

The Acquisition Agreement contains customary representations, warranties, indemnities and covenants for a transaction of this type, including covenants which relate to the period between signing and closing with respect to the operation of Mt. Signal and SRP’s other projects. The obligations of the parties to effectuate the closing are subject to the satisfaction or waiver of customary conditions, including receipt of necessary consents and governmental approvals (including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as FERC approval). Following closing, SunEdison and Riverstone intend for SunEdison to assume responsibility for operations and management (O&M) and asset management for SRP’s entire projects portfolio.

The foregoing description of the Acquisition Agreement is not complete and is qualified in its entirety by reference to the Acquisition Agreement, which will be filed by SunEdison in accordance with SEC rules.

Master Transaction Agreement with Riverstone

Concurrently with entry into the Acquisition Agreement, SunEdison and SunEdison SRP Owner entered into a Master Transaction Agreement (the “Master Transaction Agreement”) with Riverstone that, among other matters, provides for the contribution, subject to the terms and conditions set forth in the Master Transaction Agreement, by SRP of Mt. Signal to the operating entity (“YieldCo LLC”) of SunEdison’s yieldco subsidiary (“YieldCo”). Upon the closing of the Mt. Signal contribution, SunEdison will cause YieldCo LLC to pay to SRP consideration valued at approximately $292,000,000, consisting of units representing (1) shares of class B or B1 common stock of YieldCo and (2) class B or B1 units of YieldCo LLC operating entity. SRP will, in turn, distribute 50% of the units (consisting solely of class B common stock of YieldCo and class B units of YieldCo LLC) to SunEdison, and will distribute the other 50% of the units (consisting of solely of class B1 common stock of YieldCo and class B1 units of YieldCo LLC) to Riverstone. Subject to customary closing conditions, including regulatory approval, the closing of the Mt. Signal contribution is expected to occur concurrently with the closing of YieldCo’s initial public offering.

Pursuant to the Master Transaction Agreement, concurrently with the closing of YieldCo’s initial public offering, the SunEdison and SRP will enter into a purchase and sale agreement with respect to Tenaska Imperial Solar Energy Center West. The purchase and sale agreement shall provide that, following completion of the Tenaska Imperial Solar Energy Center West project, which is expected in 2016, and subject to customary closing conditions and receipt of regulatory approvals, SunEdison will acquire Riverstone’s share of SRP’s interest in Tenaska Imperial Solar Energy Center West. Thereafter, SunEdison intends to contribute 100% of SRP’s 40% interest in the Tenaska Imperial Solar Energy Center West project to the SunEdison yieldco subsidiary’s operating entity.

In addition, concurrently with the closing of YieldCo’s initial public offering, the Master Transaction Agreement provides for SunEdison and SRP to enter into separate purchase and sale agreements with respect to Rivertone’s share of SRP’s interests in certain of SRP’s overseas operating projects in France and Italy. SunEdison will determine in the future whether these projects will be either acquired by SunEdison and held on its balance sheet consistent with its business strategy or, subject to Riverstone’s consent, sold to third parties.

The Master Transaction Agreement contains representations, warranties, and covenants for a transaction of this type. The obligations of the parties to effectuate the transactions contemplated by the Master Transaction Agreement are subject to the satisfaction or waiver of customary conditions, including receipt of necessary consents and governmental approvals (including, with respect to the Mt. Signal contribution, FERC approval).

The foregoing description of the Master Transaction Agreement is not complete and is qualified in its entirety by reference to the Master Transaction Agreement, which will be filed by SunEdison in accordance with SEC rules.

The transactions with AES and Riverstone are subject to purchase price adjustments and customary regulatory approvals, including Federal Energy Regulatory Commission (FERC) approval and an antitrust review under the Hart-Scott-Rodino (HSR) Act. These approvals are expected in late June 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	June 17, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued June 17, 2014